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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Concord Communications, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Massachusetts                                  04-2710876
        -----------------------                           ----------------
        (State of Incorporation                           (I.R.S. Employer
           or Organization)                             Identification No.)

    33 Boston Post Road West, Marlboro, Massachusetts           01752
    -----------------------------------------------------------------
         (Address of Principal Executive Offices)            (Zip Code)


If this form relates to the            If this form relates to the
registration of a class of debt        registration of a class of debt
securities and is effective upon       securities and is to become
filing pursuant to General             effective simultaneously with the
Instruction A(c)(1) please check       effectiveness of a concurrent
the following box.  [ ]                registration statement under the
                                       Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2) please
                                       check the following box.  [ ]



        Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                          Name of Each Exchange on Which
    to be so Registered                          Each Class is to be Registered
    -------------------                          ------------------------------

            None                                               N/A


        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)

           Page 1 of 3 pages. The exhibit index is located on page 2.

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Item 1.  Description of Registrant's Securities to be Registered
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     A description of the Registrant's Common Stock, par value $.01 per share, to be registered hereby is contained in the Registrant's Form S-1 Registration Statement, filed with the Securities and Exchange Commission on August 8, 1997 (Registration No. 333-33227) pursuant to the Securities Act of 1933, as amended (the "S-1 Registration Statement") and such information is incorporated herein by reference.

Item 2. Exhibits
        --------


Exhibit No.                   Exhibit
-----------                   -------

    1. Form of Restated Articles of Organization of the Registrant (to be filed on the effective date of the S-1 Registration Statement). (Incorporated by reference to Exhibit 3.01 to the S-1 Registration Statement).

    2. Form of Restated Articles of Organization of the Registrant (to be filed on the closing of the offering). (Incorporated by reference to Exhibit 3.02 of the S-1 Registration Statement).

    3.              Restated By-Laws of the Registrant, as amended.
                    (Incorporated by reference to Exhibit 3.03 of the S-1 Registration Statement).

    4.              Specimen Certificate representing the Common Stock.
                    (Incorporated by reference to Exhibit 4.01 to the S-1 Registration Statement).


                               Page 2 of 3 pages.


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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              Concord Communications, Inc.



                              By: /s/ Gary E. Haroian
                                  --------------------------------------------
                                  Gary E. Haroian
                                  Vice President, Finance and Administration,
                                  Chief Financial Officer, Clerk and Treasurer



Date:  September 12, 1997








                               Page 3 of 3 pages.